SETTLEMENT AGREEMENT AND RELEASE

      This Settlement Agreement and Release (this "Agreement") is entered into this 8th day of April, 2004, by and among NANNACO, Inc., a Texas corporation ("NNCO"), James J. Taylor, C.P.A., a certified public accounting firm doing business in the state of Texas, and James J. Taylor, individually ("Taylor"). NNCO and Taylor shall be referred to collectively herein as the "Parties."

                                   WITNESSETH:

      WHEREAS, Taylor provided certain accounting services to NNCO from approximately December 31, 1998 through January 18, 2003 (the "Services"), for which Taylor alleges he is owed approximately Seventy Two Thousand Nine Hundred Ninety Nine Dollars and Twenty Two Cents ($72,999.22), a copy of the invoice of James J. Taylor, C.P.A. sent to NNCO being attached hereto as Exhibit A (the "Debt").

      WHEREAS, NNCO and Taylor desire to amicably settle, compromise and resolve any and all controversies and claims between themselves including, but not limited to, all controversies and claims with respect to and arising out of the Services and the Debt, to avoid the burden and expense of arbitration and/or litigation.

      WHEREAS, in connection with the resolution of such matters, Taylor shall provide NNCO with a full release and settlement in accordance with the terms hereinafter set forth.

      NOW, THEREFORE, it is the desire of the Parties to state in writing the details of their agreements. For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually agreed as follows:

      1. Settlement of Claims against and Release of NNCO. In exchange for NNCO's agreeing to engage Taylor as a consultant to NNCO (the "Consulting Engagement"), which Consulting Engagement1 shall be executed by Taylor and NNCO after receipt by NNCO of this fully executed Agreement, Taylor, on behalf of himself, his employees, affiliates and assigns, hereby fully, forever, irrevocably and unconditionally settles, releases, remises and discharges NNCO and each of its former, current and future officers, directors, stockholders, attorneys, agents, spouses, administrators, employees and all persons acting by, through, under, or in concert with them from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature, known or unknown, which Taylor ever had or now has against NNCO, including, but not limited to, all claims arising out of the Services and the Debt, all common law claims including, but not limited to, actions in tort, defamation, breach of contract, and any claims under federal, state or local statutes or ordinances not expressly referred to above.


1 The Consulting Services Agreement being attached hereto as Exhibit B.


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      2. Representations and Warranties of the Parties.

         2.1 Authority. Each of the Parties has full power and authority to enter into this Agreement. All action on the part of each of the Parties necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of each of the Parties hereunder has been taken, and each of the Parties has all requisite power and authority to enter into this Agreement.

         2.2 Consents and Approvals; No Conflict. The execution and delivery of this Agreement by each of the Parties does not, and the performance of this Agreement by the Parties will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority. The execution, delivery and performance of this Agreement by the Parties does not (i) conflict with or violate the charter or by-laws, partnership or other governing documents of any of the Parties, or (ii) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination, contract or award applicable to any of the Parties.

         2.3 Effectiveness of Representations and Warranties. Each of the Parties' representations and warranties contained in this Agreement are true and correct.

      3. Miscellaneous Provisions.

         3.1 This Agreement constitutes the complete and exclusive agreement of the Parties relating to the settlement and release of NNCO.

         3.2 The Parties understand that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or any of them, either previously or in connection with this Agreement shall be deemed to be (a) an admission of the truth or falsity of any claims heretofore made or
(b) an acknowledgement or admission by either party of any fault or liability whatsoever to the other Party or to any third party.

         3.3 Each of the Parties declares and represents that no promise, inducement or agreement which is not specifically provided in this Agreement has been made by any Party to this Agreement; that this Agreement contains the entire agreement among the Parties; and that the terms of this Agreement cannot be modified except in writing signed by all Parties hereto.

         3.4 Each of the Parties agrees not to disclose to or discuss with any person, except as where such disclosure may be required by law, court order, government agency request or subpoena, or in connection with a legal proceeding, the substance of this Agreement or matters relating to any act or omission of any Party in connection with any other Party.

         3.5 This Agreement shall be construed, interpreted and applied in accordance with the substantive laws of the State of Washington, without reference to its choice of law rules.

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         3.6 Any dispute between the Parties  pertaining to this Agreement shall be resolved through binding arbitration conducted by the American Arbitration Association. The Parties agree that any arbitration proceeding shall be conducted in Seattle, Washington, and consent to exclusive jurisdiction and venue there. The award of the arbitrator(s) shall be final and binding, and the Parties waive any right to appeal the arbitral award, to the extent that a right to appeal may be lawfully waived. Each Party retains the right to seek judicial assistance (a) to compel arbitration, (b) to obtain injunctive relief and interim measures of protection pending arbitration, and (c) to enforce any decision of the arbitrator(s), including but not limited to the final award.

         3.7 No party may assign any of its rights under this Agreement without the prior consent of the other party, which shall not be unreasonably withheld. Subject to the preceding sentence, this Agreement shall apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement shall be construed to give any person other than the Parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and assigns.

         3.8 All notices, demands and communications hereunder shall be in writing and personally delivered or sent by first class mail, certified or registered, postage prepaid, return receipt requested, addressed to the parties at the addresses below set forth, or at such other address as any Party shall have furnished to the other party in writing, or shall be given by telegram, telex, facsimile transmission, overnight courier or hand delivery, in any case to be effective when received, provided that actual receipt shall constitute notice regardless of method of delivery.

         If to NNCO:                Steve Careaga
                                    Chief Executive Officer
                                    NANNACO, Inc.
                                    7235 North Creek Loop
                                    Gig Harbor, WA  98335

         With a copy to:            David M. Otto
                                    The Otto Law Group, PLLC
                                    900 Fourth Ave., Suite 3140
                                    Seattle, WA 98164

         If to Taylor:              James J. Taylor
                                    Certified Public Accountant
                                    555 IH 35 South, Suite 312
                                    New Braunfels, TX 78130

         3.9 If any term or provision of this Agreement or any application thereof shall be invalid or unenforceable, such term or provision shall be deemed to be severed and the remainder of this Agreement and any other application of such term or provision shall not be affected or invalidated thereby.

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         3.10 This  Agreement  may be executed by  facsimile  and in one or more counterparts, all of which taken together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                             NANNACO, INC.

                                   ________________________________
                             Name:  Steve Careaga
                             Title:  Chief Executive Officer

                             JAMES J. TAYLOR, C.P.A.

                                   ________________________________
                             Name:  James J. Taylor
                             Title: Owner/Principal

                             ________________________________
                             Name:  James J. Taylor - Individually


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                                    Exhibit A

                            INVOICE FOR NANNACO, INC.

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                                    Exhibit B

                          CONSULTING SERVICES AGREEMENT